                                               Exhibit 5.1

                                                    HARRIS BEACH LLP
                                                    Attorneys at Law
                                                    The Granite Building
                                                    130 East Main Street
                                                    Rochester, New York 14604
                                                    (716) 232-4440

April 30, 2001






                     OPINION AND CONSENT OF HARRIS BEACH LLP

Electric Fuel Corporation
632 Broadway (Suite 301)
New York, New York 10012

     Re:  Registration Statement on Form S-3 (File No. 333-59346)
          -------------------------------------------------------
          Common Stock and/or Warrants to Purchase
          ----------------------------------------
          Common Stock of Electric Fuel Corporation
          -----------------------------------------

Ladies and Gentlemen:

     We are acting as legal counsel to Electric Fuel Corporation, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock, par value of $.01 per share, of the Company ("Common Stock"), and warrants to purchase Common Stock ("Warrants"), in an aggregate amount of up to $20,000,000, as contemplated by the Company's Registration Statement on Form S-3 (File No. 333-59346), as the same may be amended from time to time (the "Registration Statement").

     In connection with this opinion, we have relied upon the representations and/or certificates of the officers of the Company, and we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Amended and Restated Certificate of Incorporation, as amended ("Amended and Restated Certificate of Incorporation"), and Bylaws, as amended ("Bylaws"), of the Company; and (ii) the Registration Statement and the exhibits thereto.

     Based on such examination and on the assumptions set forth below, we are of the opinion that (i) the Common Stock being registered pursuant to the Registration Statement (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement), when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors may determine (and, if applicable, in accordance with the terms of the Warrant related thereto), will be validly issued, fully paid, and non-assessable, and
(ii) the Warrants being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors may determine, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

Electric Fuel Corporation                                       HARRIS BEACH LLP
April 30, 2001
Page 2



     In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a Prospectus Supplement describing the Common Stock and/or Warrants offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"); (iii) the definitive terms of any Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Restated Certificate of Incorporation, the Company's Bylaws, and applicable law; (iv) any Common Stock (including shares of Common Stock issuable upon the exercise of the Warrants being registered pursuant to the Registration Statement) will have been duly authorized and reserved for issuance, in each case within the limits of such Common Stock then remaining authorized but unissued; (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been validly adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; (vi) resolutions authorizing any issue that requires approval of shareholders pursuant to the corporate governance requirements of the Nasdaq Stock Market will have been validly adopted by the shareholders of the Company; (vii) any subscription agreement or other agreement upon which approval of the Company's Board of Directors for issuance of Common Stock is predicated will have been duly authorized, executed and delivered by the prospective purchaser of such Common Stock; (viii) each Warrant will have been duly authorized, executed and delivered by the Company; and (ix) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

     The opinions set forth above are subject to the following qualifications:

     (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

     (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the States of New York and Delaware.

     (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (d) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

Electric Fuel Corporation                                       HARRIS BEACH LLP
April 30, 2001
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist.

                                                 HARRIS BEACH LLP
                                                 /s/HARRIS BEACH LLP